UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 11, 2018

PetLife Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 West Main St., Hancock, MD	21750
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 473-8543

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 5, 2017, PetLife Pharmaceuticals, Inc. (“PetLife”) issued a convertible promissory note for $135,000 to EMA Financial, LLC (the “Note”). The Note bears interest at 12%, matures on January 5, 2019, and has a conversion feature equaling the lower of the closing sale price of the common stock on the principal market on the trading day immediately preceding the closing date or 60% of either the lowest sale or closing bid price (whichever is lower) for the common stock on the principal market during the fifteen consecutive trading days including and immediately preceding the conversion date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETLIFE PHARMACEUTICALS, INC.
(Registrant)

Dated: January 18, 2018	By:	/s/ Ralph T. Salvagno, MD
Ralph T. Salvagno, MD
Chief Executive Officer